                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  Remec, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                  REMEC, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 1997

                            ------------------------

TO THE SHAREHOLDERS OF REMEC, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of REMEC, Inc., a California corporation ("REMEC" or the "Company"), will be held on Friday, June 6, 1997 at 4:00 p.m., Pacific time, at the Company's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, for the following purposes:

     1. To elect ten directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's Equity Incentive Plan to increase the number of shares available for issuance by 1,500,000.

     3. To approve amendments to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance by 550,000.

     4. To approve the adoption of the Company's 1996 Nonemployee Directors Stock Option Plan.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 17, 1997 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                      /s/ RONALD E. RAGLAND
                                          -----------------------------------
                                          RONALD E. RAGLAND,
                                          Chairman and Chief Executive Officer

San Diego, California
May 5, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                  REMEC, INC.

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of REMEC, Inc. ("REMEC" or the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 6, 1997 at 4:00 p.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, 92123. The telephone number at that address is (619) 560-1301.

     These proxy solicitation materials were mailed on or about May 5, 1997 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 17, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 12,235,420 shares of the Company's common stock (the "Common Stock") were issued, outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

     The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide for a Board consisting of not fewer than seven nor more than eleven directors, with the size of the Board set at ten as of the date of the Annual Meeting. Ten directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below. All of the nominees named below are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain other information regarding each nominee is set forth in the table below.

                                                                                         DIRECTOR
       NAME            AGE                   POSITION WITH THE COMPANY                    SINCE
-------------------    ---     ------------------------------------------------------    --------
Ronald E. Ragland      55      Chairman of the Board and Chief Executive Officer           1983
Errol Ekaireb          58      President, Chief Operating Officer and Director             1985
Jack A. Giles          55      Executive Vice President, President of REMEC Microwave
                               and Director                                                1984
Joseph T. Lee          42      Executive Vice President, President of Magnum
                               Microwave and Director                                      1996
Denny Morgan           43      Senior Vice President, Chief Engineer and Director          1983
Thomas A. Corcoran     52      Director                                                    1996
William H. Gibbs       53      Director                                                    1996
Andre R. Horn          68      Director                                                    1988
Gary L. Luick          56      Director                                                    1994
Jeffrey M. Nash        49      Director                                                    1988

     There is no family relationship between any of the directors or executive officers of the Company.

     Mr. Ragland was a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since January 1983. Prior to joining the Company, he was General Manager of KW Engineering and held program management positions with Ford Aerospace Communications Corp., E-Systems, Inc. and United Telecommunications, Inc. Mr. Ragland was a Captain in the United States Army and holds a B.S.E.E. degree from Missouri University at Rolla and an M.S.E.E. degree from St. Louis University.

     Mr. Ekaireb has served as President and Chief Operating Officer of the Company since 1990 and a director of the Company since 1985. Mr. Ekaireb served as Vice President of the Company from 1984 to 1987 and as Executive Vice President and Chief Operating Officer from 1987 to 1990. Prior to joining the Company, he spent 23 years with Ford Aerospace Communications Corp. Mr. Ekaireb holds B.S.E.E. and B.S.M.E. degrees from West Coast University and has completed the University of California, Los Angeles Executive Program.

     Mr. Giles joined the Company in 1984. He was elected as a director in 1984, Vice President in 1985, Executive Vice President in 1987 and was elected President of REMEC Microwave in 1994. Prior to joining the Company he spent approximately 19 years with Texas Instruments in program management and marketing. Mr. Giles holds a B.S.M.E. degree from the University of Arkansas and is a graduate of Defense Systems Management College.

     Mr. Lee has been a director and Executive Vice President of the Company since September 1996. Prior to the acquisition of Magnum Microwave by the Company in August 1996, he was Chairman of the Board, President and Chief Executive Officer of Magnum Microwave. Mr. Lee holds a B.S.E.E. degree from the University of Michigan and M.S.E.E. and ENGINEER (Doctor of Engineering) degrees from Stanford University.

     Mr. Morgan was a founder of the Company and has served as Senior Vice President, Chief Engineer and a director of the Company since January 1983. Prior to joining the Company, he worked with KW Engineering, Micromega, General Dynamics Corporation and Pacific Aerosystems, Inc. Mr. Morgan holds a B.S.E.E. degree from the Massachusetts Institute of Technology and was the Four Year Chancellor's Intern Fellowship Recipient at the University of California, Los Angeles.

     Mr. Corcoran has been a director of the Company since May 1996. Mr. Corcoran has been the President and Chief Operating Officer of the Electronic Systems sector of Lockheed Martin Corporation since March 1995. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation, and from 1983 to 1993 he held various management positions with GE Aerospace, a division of General Electric Company. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology and the Board of Governors of the Electronic Industries Association and a Director of the U.S. Navy Submarine League.

     Mr. Gibbs has been a director of the Company since May 1996. Mr. Gibbs has been the President and Chief Executive Officer of DH Technology, Inc. since November 1985 and Chairman of DH Technology, Inc. since February 1987. From August 1983 to November 1985 he held various positions, including those of President and Chief Operating Officer, with Computer and Communications Technology, a supplier of rigid disc magnetic recording heads to the peripheral equipment segment of the computer industry.

     Mr. Horn has been a director of the Company since 1988. Mr. Horn is the retired Chairman of the Board of Joy Manufacturing Company. From 1985 to 1991, Mr. Horn served as the Chairman of the Board of Needham & Company, Inc. He currently holds the honorary position of Chairman Emeritus of Needham & Company, Inc. Mr. Horn is a director of Western Digital Corporation, a computer equipment manufacturer, and Varco International, Inc., a manufacturer of petroleum industry equipment.

     Mr. Luick has been a director of the Company since 1994. Since March 1997, Mr. Luick has been the President, Chief Executive Officer and Director of Coded Communications Corporation. From 1989 through 1995, Mr. Luick served as President and a director of GTI Corporation and as Chief Executive Officer of GTI Corporation from 1991 through 1995.

     Dr. Nash has been a director of the Company since 1988. Since August 1995, he has been the President, Chief Executive Officer and a Director of TransTech Information Management Systems, Inc. From 1994 to 1995, Dr. Nash was Chairman, Chief Executive Officer and President of Digital Perceptions, Inc., and, from 1989 to 1994, was the Chief Executive Officer and President of Visqus as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of Proxima Corporation, a computer equipment manufacturer, ViaSat, Inc., a manufacturer of satellite communication equipment, and ESSCOR, Inc., an electrical utility simulation company.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of six meetings during the fiscal year ended January 31, 1997. Each director attended all meetings of the Board and of the committees, if any, upon which the director served.

     The Company's Audit Committee was instituted on February 28, 1996 and currently consists of Mr. Horn, Mr. Luick and Dr. Nash. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during the fiscal year ended January 31, 1997.

     Through May 29, 1996, the Compensation Committee consisted of Mr. Horn, Mr. Luick and Dr. Nash. After that date and presently, the Compensation Committee consists of Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Compensation Committee determines compensation and benefits for the Company's executive officers and as of February 28, 1996, administers the Company's equity incentive plans. The Compensation Committee held one meeting during the fiscal year ended January 31, 1997 (with Mr. Horn, Mr. Luick and Dr. Nash then serving as committee members).

     On February 28, 1996, the Board formed a Nominating Committee, which currently consists of Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Nominating Committee reviews potential candidates for service on the Board. The Nominating Committee did not hold any meetings during the fiscal year ended January 31, 1997. All of the nominees for the election of directors presently are directors of the Company and they were nominated for re-election by the Board.

COMPENSATION OF DIRECTORS

     The Company's outside directors receive an annual retainer fee of $5,000 for serving on the Board of Directors, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended plus reimbursement for their reasonable travel expenses in attending Board and committee meetings.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth certain information regarding beneficial ownership of the Common Stock as of April 17, 1997 (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of the Company's directors and by each nominee to the Board, (iii) by the Chief Executive Officer and the four other most highly paid executive officers of the Company at fiscal year end (the "Named Executive Officers") and (iv) by all directors and executive officers as a group.

                                                                        NUMBER OF       PERCENTAGE OF
                                                                         SHARES            SHARES
                                                                      BENEFICIALLY      BENEFICIALLY
                                                                        OWNED(1)         OWNED(1)(2)
                                                                      -------------     -------------
Ronald E. Ragland(3)................................................      756,727            6.2%
Errol Ekaireb(4)....................................................      113,606               *
Jack A. Giles(5)....................................................      177,677            1.5%
Joseph T. Lee.......................................................      356,783            2.9%
Denny Morgan(6).....................................................      247,097            2.0%
Thomas A. Corcoran(7)...............................................        8,500               *
William H. Gibbs(8).................................................        3,000               *
Andre R. Horn(9)....................................................       11,109               *
Gary L. Luick(10)...................................................        4,105               *
Jeffrey M. Nash(11).................................................       30,805               *
All directors and executive officers as a group (12 persons)(12)....    1,891,481           15.4%

---------------

  *  Less than 1% of the outstanding shares of Common Stock.

 (1) This table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders identified in this table has sole voting and investment power with respect to the shares shown. Percentage of ownership is based on 12,235,420 shares of Common Stock outstanding as of April 17, 1997.

 (2) Shares issuable upon exercise of outstanding options are considered outstanding for purposes of calculating the percentage of ownership of Common Stock of the person holding such options, but are not considered outstanding for computing the percentage of ownership of any other person.

 (3) Includes 22,500 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997, 12,000 shares held by Mr. Ragland's minor children and 2,500 shares held by Mr. Ragland's spouse. Mr. Ragland's address is 9404 Chesapeake Drive, San Diego, California 92123.

 (4) Includes 9,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997 and 8,000 shares held by Mr. Ekaireb's spouse.

 (5) Includes 9,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997 and 7,750 shares held by Mr. Giles' spouse.

 (6) Includes 6,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997. All shares beneficially owned by Mr. Morgan are held in the Morgan Trust, of which Mr. Morgan and his spouse act as co-trustees.

 (7) Includes 3,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

 (8) Consists of 3,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

 (9) Includes 1,105 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

(10) Consists of 4,105 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

(11) Includes 1,105 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

(12) Includes 63,315 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 17, 1997.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the total compensation received by the Chief Executive Officer and the four other most highly paid executive officers of the Company for the fiscal years ended January 31, 1995, 1996 and 1997 (the "Named Executive Officers"). None of the Named Executive Officers earned any bonuses or compensation for the fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                        FISCAL     -------------------------        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR      SALARY($)(1)     BONUS($)     COMPENSATION($)
--------------------------------------  ------     ------------     --------     ---------------
Ronald E. Ragland.....................   1997        $295,000       $86,750          $16,809(2)
  Chairman and Chief Executive Officer   1996         266,667        82,000           11,242(3)
                                         1995         242,497        78,697           11,635(4)
Errol Ekaireb.........................   1997         231,833        86,750           18,904(5)
  President and Chief Operating
     Officer                             1996         214,167        82,000           12,099(6)
                                         1995         200,000        78,697            9,200(7)
Jack A. Giles.........................   1997         213,333        86,750           14,839(8)
  Executive Vice President               1996         198,333        82,000           10,723(9)
                                         1995         184,833        78,697            9,648(10)
Joseph T. Lee.........................   1997         192,308        86,750           11,046(11)
  Executive Vice President               1996         160,000       298,738            2,310(12)
                                         1995         165,000            --            2,310(13)
Denny Morgan..........................   1997         147,833        20,000            2,464(14)
  Senior Vice President                  1996         135,834        32,000              722(15)
                                         1995         127,000        20,000              216(16)

---------------

 (1) Includes amounts deferred at the option of the officer pursuant to REMEC's deferred compensation plan for employee directors.

 (2) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $7,409 in life insurance premiums.

 (3) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $2,042 in life insurance premiums.

 (4) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $2,435 in life insurance premiums.

 (5) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $9,504 in life insurance premiums.

 (6) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $2,899 in life insurance premiums.

 (7) Consists of compensation in the form of an automobile allowance in the amount of $9,000 and a $200 contribution to the REMEC 401(k) plan.

 (8) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $5,439 in life insurance premiums.

 (9) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $1,523 in life insurance premiums.

(10) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $448 in life insurance premiums.

(11) Consists of compensation in the form of an automobile allowance in the amount of $7,616, $1,965 in contributions to the REMEC and Magnum Microwave 401(k) plans and $1,465 in life insurance premiums.

(12) Consists of compensation in the form of $2,310 in contributions to the Magnum Microwave 401(k) plan.

(13) Consists of compensation in the form of $2,310 in contributions to the Magnum Microwave 401(k) plan.

(14) Consists of compensation in the form of a $400 contribution to the REMEC 401(k) plan and $2,064 in life insurance premiums.

(15) Consists of compensation in the form of a $200 contribution to the REMEC 401(k) plan and $522 in life insurance premiums.

(16) Consists of compensation in the form of a $200 contribution to the REMEC 401(k) plan and $16 in life insurance premiums.

     Option Grant Table. The following table sets forth certain information relating to options granted to the Named Executive Officers to purchase shares of the Company's Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                           PERCENT OF TOTAL                                   PRICE APPRECIATION
                    NUMBER OF SECURITIES   OPTIONS GRANTED     EXERCISE OR                    FOR OPTION TERM(2)
                     UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE PER   EXPIRATION    ---------------------
       NAME              GRANTED(#)          FISCAL YEAR         SHARE(1)         DATE          5%          10%
------------------  --------------------   ----------------   --------------   -----------   --------     --------
Ronald E.
  Ragland.........         75,000                18.9%            $21.13          11/29/00   $389,680     $851,494
Errol Ekaireb.....         30,000                 7.6              15.75          11/01/00    116,185      253,877
Jack A. Giles.....         30,000                 7.6              15.75          11/01/00    116,185      253,877
Joseph T. Lee.....         30,000                 7.6              15.13          02/26/01    111,611      243,883
Denny Morgan......         20,000                 5.0              15.75          11/01/00     77,457      169,251

---------------

(1) Options were granted at 100% of fair market value on the date of grant.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock appreciation of 5% and 10%, the two assumed rates of stock price appreciation required under the rules of the Securities and Exchange Commission. The calculations are for the period beginning on the date of grant of the fiscal 1997 option awards (Mr. Ragland -- May 29, 1996; Messrs. Ekaireb, Giles and Morgan -- May 1, 1996; and Mr. Lee -- August 26, 1996) and ending on the date of expiration of such options (Mr. Ragland -- November 29, 2000; Messrs. Ekaireb, Giles and
    Morgan -- November 1, 2000; and Mr. Lee -- February 26, 2001). Based on the assumed annual rates of stock price appreciation of 5% and 10%, the Company's projected stock price at the dates of expiration of these options are as follows: $26.33 and $32.48, respectively, on the expiration date of Mr. Ragland's options (November 29, 2000); $19.62 and $24.21, respectively, on the expiration date of options of Messrs. Ekaireb, Giles and Morgan (November 1, 2000); and $18.85 and $23.26, respectively, on the expiration date of Mr. Lee's options (February 26, 2001). These assumed annual rates of stock price appreciation are not intended to forecast future appreciation of the Company's stock price. Indeed, the Company's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation also does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

     The 5% and 10% assumed rates of stock price appreciation used to calculate potential gains to optionees are provided pursuant to the rules of the Securities and Exchange Commission. No Named Executive Officer exercised any stock options during the fiscal year ended January 31, 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee is comprised of three independent nonemployee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation.

     Compensation Philosophy. The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Three key goals form the basis of compensation decisions for all employees of the Company:

     1. To attract and retain the most highly qualified management and employee team;

     2. To pay competitively compared to similar technology and defense electronics companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

     3. To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

     As a result of this philosophy, the Company's executive compensation program consists of base salary, bonuses, participation in equity-based incentive plans (stock option and stock purchase plans) and standard benefits.

     Base Salary. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with technology and defense electronics companies in comparable stages of development and other comparable technology companies in the San Diego area. For external marketplace comparison purposes, a group of approximately 9 companies operating in our industry are utilized for determining competitive compensation levels. Also, the Compensation Committee reviewed compensation information presented in the Executive Compensation Survey for Electronics, Software and Information Technology Companies prepared by the American Electronics Association.

     Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar technology and defense electronics companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

     Bonuses and Stock Plans. The Company's bonus program is an integral part of the compensation program and is designed to reward executives for long-term strategic management and for attaining specific annual performance goals. Each year a portion of the Company's pre-tax profits comprise the bonus "pool," and the Compensation Committee determines the bonus amount for the Chief Executive Officer, the President and the Executive Vice Presidents of the Company, based on both attainment by those officers of specific goals, and on overall corporate performance. The Chief Executive Officer, President and Executive Vice Presidents determine the bonus amount for the other executive officers and for all other salaried employees, based on the same criteria. Executive officers of the Company are eligible to receive awards under the Equity Incentive Plan, and all executive officers other than Mr. Ragland (who is a holder of more than 5% of the capital stock of the Company) are eligible to participate in the Employee Stock Purchase Plan (each as described below).

     Compensation for the Chief Executive Officer. In the fiscal year ended January 31, 1997, Ronald Ragland was paid a salary of $295,000 and a bonus of $86,750. Mr. Ragland also received an automobile allowance of $9,000, a $400 contribution to the Company 401(k) plan and $7,409 in life insurance premiums. The total compensation paid to Mr. Ragland in the fiscal year ended January 31, 1997 is approximately the industry median for chief executive officers of the competitive industry comparative group.

     Summary. The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation provided by other technology and defense electronics companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles, and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

     The Compensation Committee of the Board of Directors

        -- Andre R. Horn

        -- Gary L. Luick

        -- Jeffrey M. Nash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1997, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and 10% shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 31, 1997.

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market U.S. Index and the Nasdaq Electronic Components Index since the Company's initial public offering through January 31, 1997, assuming $100 invested in the Company's Common Stock at its closing price of $8.50 per share on February 2, 1996 (the date trading in the Company's stock began) and the reinvestment of all dividends, if any.

        Measurement Period                                 Nasdaq Stock      Nasdaq Electronic
      (Fiscal Year Covered)             REMEC, Inc.      Market U.S. Index   Components Inde x
Feb. 2, 1996                                       100                 100                 100
May 3, 1996                                        177                 111                 114
Aug. 2, 1996                                       171                 106                 113
Nov. 1, 1996                                       167                 114                 142
Jan. 31, 1997                                      306                 130                 199

                                  PROPOSAL TWO

                 APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLAN

BACKGROUND

     The Equity Incentive Plan (the "Incentive Plan") originally covering 750,000 shares, was adopted by the Board of Directors in November 1995 and approved by shareholders in January 1996. In February 1997, the Board of Directors amended the Incentive Plan to increase the authorized number of shares by 1,500,000 to a total of 2,250,000. The purpose of this proposal is to obtain shareholder approval of the amendment to the Incentive Plan increasing the authorized number of shares.

     The Incentive Plan is intended to strengthen the Company by providing selected employees, consultants and directors of the Company and its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the Incentive Plan may be either by the Board or a committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, consultants and directors to receive awards under the Incentive Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company.

     As of April 17, 1997, options to purchase 649,208 shares had been granted under the Incentive Plan and, subject to shareholder approval of the proposed amendment, an additional 1,600,792 shares remained available for issuance under the Incentive Plan. Option grants are a critical component of the Company's employee compensation structure, and are especially important in attracting and retaining qualified employees at a time when the Company is experiencing rapid growth. Since the Incentive Plan was originally approved by the Board of Directors in November 1995, the number of employees has grown by approximately 60% to 1,166.

     In addition, since adoption of the Incentive Plan, the Company has completed the acquisition of the following four companies: (i) RF Microsystems, a satellite communications engineering company, (ii) Magnum Microwave Corporation, a supplier of oscillators and mixers; (iii) Radian Technology, Inc., a producer of microwave components (primarily synthesizers, receivers, oscillators and filters) to the defense market; (iv) and Verified Technical Corporation, a producer of high quality surface mount manufacturing assemblies. Further, in April 1997, the Company entered into a definitive agreement to acquire C&S Hybrid, Inc., a designer and manufacturer of components and multi-function modules (MFMs) for microwave transmission systems. Completion of this acquisition is subject to customary conditions. Management anticipates that this acquisition will be completed near the end of June 1997.

     One critical element of the Company's growth strategy is to continue to pursue acquisitions to augment MFM technology by acquiring specialized component firms and to take advantage of opportunities to consolidate smaller niche companies in a currently fragmented microwave equipment industry. Management believes that acquisition candidates are attracted to the Company, in part, because the Company generally desires to retain key executives and technology personnel and provide equity incentives for such executives and personnel in the form of awards under the Incentive Plan and participation in the Employee Stock Purchase Plan. Also, management believes that the availability of shares under the Incentive Plan will help facilitate the acquisition of a target company that already has outstanding options under its own stock option plan.

     Without approval of the amendment to the Incentive Plan increasing the authorized number of shares by 1,500,000 shares, the Company would be (i) unable to make future option grants to employees beyond the level of shares currently authorized, (ii) disadvantaged in its recruitment and retention of employees and
(iii) less attractive to acquisition targets and their key executives and technology personnel that the Company desires to acquire in implementing its growth strategy.

DESCRIPTION OF PLAN

     General. Awards may be granted in the form of stock options ("Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after November 28, 2005, but outstanding awards may extend beyond that date.

     Options. Options granted under the Incentive Plan may be Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQOs" or "NonQualified Options"). The exercise price of ISOs may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price of NQOs must be at least 85% of the fair market value of the shares subject to the option on the date of grant. The term of any ISO granted under the plan may not exceed ten years and the term of any NQO may not exceed 15 years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

     Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

     Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase Common Stock of the Company at a purchase price of not less than 85% of the fair market value of the Common Stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.

     Performance Shares. Performance Shares are shares of Common Stock issuable upon the attainment of performance criteria. At the time of a grant the Committee will determine the number of shares of Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50% of the fair market value of the Common Stock on the date of grant. The Committee will determine the performance period, which must be at least one year and not more than six years, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.

     Other Provisions. The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash or by delivery of other property, including securities of the Company, as authorized by the Committee. The Company will not receive any consideration upon the grant of any awards. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for two years thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

     The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

     The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) change the minimum price terms for Option exercise, (iii) change the class of employees and consultants eligible to participate in the Incentive Plan, (iv) extend the maximum option exercise period or (v) materially increase the benefits accruing to participants under the Incentive Plan.

     The Incentive Plan will constitute an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     Nonqualified Stock Options. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse. Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Restricted Stock. Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a NQO (see above).

     Performance Shares. Receipt of an award of Performance Shares will generally be treated for tax purposes in the same manner as an award of Restricted Stock, i.e., as receipt of property subject to restrictions.

     Stock Purchase Rights. The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

PROPOSAL

     At the Annual Meeting, the Company's shareholders will be asked to approve the amendment to the Incentive Plan to increase the number of shares available for issuance by 1,500,000.

     The following table shows the number of options granted to the Named Executive Officers and certain groups under the Incentive Plan during the year ended January 31, 1997.

                                 PLAN BENEFITS

                             EQUITY INCENTIVE PLAN

                                                                                    NUMBER OF
                                NAME AND POSITION                                   OPTIONS(1)
----------------------------------------------------------------------------------  ---------
Ronald E. Ragland.................................................................    75,000
  Chairman and Chief Executive Officer
Errol Ekaireb.....................................................................    30,000
  President and Chief Operating Officer
Jack A. Giles.....................................................................    30,000
  Executive Vice President
Joseph T. Lee.....................................................................    30,000
  Executive Vice President
Denny Morgan......................................................................    20,000
  Executive Vice President
Executive Officers as a Group.....................................................   200,000
Non-Executive Director Group(2)...................................................         0
Non-Executive Officer Employee Group..............................................   166,124

---------------

     (1) All options granted at fair market value as of date of grant.

     (2) Members of the Board of Directors are ineligible to participate in the Incentive Plan, unless they are also an employee of the Company.

RECOMMENDATION

     The Board of Directors believes that the proposal is in the best interests of the Company, its shareholders, and its employees and unanimously recommends a vote "FOR" approval of PROPOSAL TWO -- Approval of Amendment to Equity Incentive Plan. Approval of the amendment to the Equity Incentive Plan requires the affirmative voice of the majority of the votes cast at a duly held shareholders' meeting to which a quorum of the voting power is represented.

                                 PROPOSAL THREE

             APPROVAL OF AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

     The Employee Stock Purchase Plan (the "Purchase Plan") originally covering 250,000 shares, was adopted by the Board of Directors in November 1995 and approved by shareholders in January 1996. Subject to shareholder approval, the Board of Directors approved amendments to the Purchase Plan to, among other things, increase the authorized number of shares by 550,000 to a total of 800,000. The purpose of this proposal is to obtain shareholder approval of the amendments to the Purchase Plan increasing the authorized number of shares.

     The Purchase Plan permits employees to purchase the Company's Common Stock at a discounted price. The Purchase Plan is designed to encourage and assist a broad spectrum of employees of the Company to acquire an equity interest in the Company through the purchase of Common Stock. It is also intended to provide to employees participating in the Purchase Plan the tax benefits available under
Section 421 of the Code. Management currently believes that the 800,000 shares authorized under the amended Purchase Plan will be sufficient for all stock purchases under the plan for approximately four years.

DESCRIPTION OF PLAN

     All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the Purchase Plan on the first enrollment date following employment. However, employees who hold, directly or through options, 5% or more of the stock of the Company are not eligible to participate. As of the next enrollment date (August 1, 1997), participants may elect to participate in the Purchase Plan by contributing up to a maximum of 15% of their compensation, or such lesser percentage as the Board may establish from time to time (for the current enrollment period, the maximum participation is 7.5% of compensation). The next enrollment date under the Plan is August 1, 1997 and the first trading day of the fiscal quarter thereafter (i.e., quarterly enrollment dates on the first trading day of August, November, February and May), or such other dates as may be established by the Board from time to time (the current enrollment period is semi-annual). On the last trading day of each January, April, July and October, or such other dates as may be established by the Board from time to time, the Company applies the funds in each participants' account to purchase the shares. The cost of each share purchased is 85% of the lower of the fair market value of Common Stock on (i) the enrollment date or (ii) the purchase date (the last trading day of the fiscal quarter in which the enrollment date occurs). This allows participants a quarterly "look-back" period over which the price of their shares will be priced. For the current enrollment period, a portion of participants' shares (approximately 18,000 shares) are allowed a look-back period of 24 months from the enrollment date (in February 1997, the Board amended the Purchase Plan to change the 24-month look-back period to a three-month (quarterly) look-back period for enrollments beginning August 1, 1997). No participants' right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as of the first trading day in an enrollment period) in any calendar year. For shares purchased under the Purchase Plan beginning with the August 1, 1997 enrollment date and for enrollment dates thereafter, participants are required to hold such shares for a minimum of six months from the purchase date.

     The Board may administer the Purchase Plan or the Board may delegate its authority to a committee composed of not fewer than two outside directors and may delegate routine matters to management. The Board may amend or terminate the Purchase Plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the Plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require shareholder approval in order to comply with federal securities regulations, require shareholder approval. Shares available under the Purchase Plan may be either outstanding shares repurchased by the Company or newly issued shares.

     As of April 17, 1997, approximately 960 employees of the Company were eligible to participate in the Purchase Plan, and 539 employees were enrolled in the Purchase Plan. Since the number of shares purchased under the Plan by any employee and the purchase price thereof are determined by the level of voluntary contribution by such employee and the market price of the shares in effect from time to time, the Company currently cannot determine the number of shares that may be purchased in the future by any eligible individual or group of individuals or the purchase price thereof.

     Without approval of the amendments to the Purchase Plan increasing the authorized number of shares by 550,000 shares, the Company would be (i) unable to allow future participation by employees in the Purchase Plan beyond the level of shares currently authorized, (ii) disadvantaged in its recruitment and retention of employees and (iii) less attractive to acquisition targets and their key executives and technology personnel the Company desires to acquire to fulfill its growth strategy. See also "PROPOSAL TWO -- Approval of Amendment to Equity Incentive Plan -- Background" for a discussion of the Company's growth strategy and reasons for approval of the amendments to the Incentive Plan and the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     In general, participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the Purchase Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased and
(ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

     If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Such ordinary income is subject to information reporting requirements and may become subject to income and employment tax withholding. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

     Special rules apply to participants who are directors or officers.

PROPOSAL

     At the annual meeting, the Company's shareholders will be asked to approve the amendments to the Employee Stock Purchase Plan to increase the number of shares available for issuance by 550,000.

     The following table shows the "Dollar Value" and number of shares applicable to the Named Executive Officers and certain groups under the Employee Stock Purchase Plan during the year ended January 31, 1997. The "Dollar Value" is the difference between the fair market value of the Common Stock on the dates of purchase and the participant's purchase price.

                                 PLAN BENEFITS

                          EMPLOYEE STOCK PURCHASE PLAN

                                                                        DOLLAR VALUE      NUMBER
                          NAME AND POSITION                                 ($)          OF SHARES
----------------------------------------------------------------------  ------------     ---------
Ronald E. Ragland(1)..................................................   $         0             0
  Chairman and Chief Executive Officer
Errol Ekaireb.........................................................        25,669         2,415
  President and Chief Operating Officer
Jack A. Giles.........................................................        40,103         4,073
  Executive Vice President
Joseph T. Lee(2)......................................................             0             0
  Executive Vice President
Denny Morgan..........................................................        30,728         3,399
  Senior Vice President
Executive Officers as a Group.........................................       128,909        12,926
Non-Executive Director Group(3).......................................             0             0
Non-Executive Officer Employee Group..................................     2,370,480       218,974

---------------

(1) Since Mr. Ragland owned over 5% of the Company's stock at the enrollment dates occurring in the year ended January 31, 1997, he was not eligible to participate in the Purchase Plan in accordance with its terms. As of April 17, 1997, Mr. Ragland owned more than 5% of the Company's stock. Therefore, for the year ended January 31,1991 and through April 17, 1997, he was not eligible to participate in the Purchase Plan and will remain ineligible until such time as he owns less than 5% of the Company's stock.

(2) Since Mr. Lee owned over 5% of the Company's stock at the enrollment dates occurring in the year ending January 31, 1997, he was not eligible to participate in the Purchase Plan in accordance with its terms. Following completion of the Company's secondary public offering on January 28, 1997 in which he participated, Mr. Lee owned less than 5% of the Company's stock, and since that date he was eligible to participate in the Purchase Plan.

(3) Members of the Board of Directors are ineligible to participate in these plans, unless they are also an employee of the Company.

RECOMMENDATION

     The Board of Directors believes that the proposal is in the best interests of the Company, its shareholders, and its employees and unanimously recommends a vote "FOR" approval of PROPOSAL THREE -- Approval of Amendments to Stock Purchase Plan. Approval of the amendments to the Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power is represented.

                                 PROPOSAL FOUR

            APPROVAL OF 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

BACKGROUND

     In May 1996, the Board adopted the 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan"), for which 200,000 shares of Common Stock are reserved for issuance on exercise of options. Only nonemployee directors of the Company are eligible to participate in the Directors Plan and only Non-Qualified Options may be granted. The Directors Plan provides that option grants to nonemployee directors of the Company be made on a mandatory basis and not on a discretionary basis. The Directors Plan may be administered by the Board of Directors or the Board may delegate its authority to a committee composed of not less than two outside directors (the "Administrator") and may delegate routine matters to management. In April 1997, the Directors Plan was amended and restated to provide that shareholder approval of the plan was required at the next annual meeting of shareholders following the adoption of the plan by the Board (i.e., at this Annual Meeting).

DESCRIPTION OF PLAN

     Set forth below is a summary of the principal provisions of the Directors Plan. The summary is qualified in its entirety by reference to the full text of the Directors Plan attached to the Proxy Statement as Exhibit A.

     The Directors Plan provides that, if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board, is elected or appointed director, the Company will grant that person an initial Non-Qualified Option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Each such option will become exercisable at the rate of 30%, 30% and 40% at the first anniversary, second anniversary and third anniversary of the date of grant, respectively, so long as the individual continues to serve as a director, and terminates four and one-half years after the date of grant. Thus, such an option would become fully vested after three years of service as a member of the Board following the date of grant.

     In addition, on May 29, 1996 and on the first day of May each year thereafter, the Company will grant under the Directors Plan to each nonemployee director a Non-Qualified Option to purchase 3,500 shares of the Company's Common Stock, at an exercise price equal to the fair market value of Common Stock on the date of grant. (Directors who receive an option to purchase 10,000 shares upon first being elected to the Board are not eligible to receive the annual option to purchase 3,500 shares in the year in which they are first elected to the Board.) Each such option will vest daily over a three-year period (with 30%, 30% and 40% vesting daily in the first year, second year and third year, respectively, following the date of grant), as long as the individual continues to serve as a director, and terminates four and one-half years after the date of grant. Thus, such an option would become fully vested after three years of service as a member of the Board following the date of grant.

     On May 29, 1996, subject to shareholder approval of the Directors Plan, Messrs. Corcoran and Gibbs were each granted Non-Qualified Options to purchase 10,000 shares upon their initial election to the Board and Messrs. Horn, Luick and Nash were each granted Non-Qualified Options to purchase 3,500 shares upon their re-election to the Board, all of which options were granted at the exercise price of $21.25 per share (100% of the fair market value on date of grant).

     The consideration payable in connection with the exercise of any option (including any related taxes) may be paid by delivery of shares of Common Stock of the Company. Options generally terminate three months after a nonemployee director ceases to be, for any reason, a director of the Company, except that if a nonemployee director ceases to be a director due to death, disability or retirement, the option may be exercised for 18 months after the termination.

     The Board may amend, alter, or discontinue the Directors Plan or any option at any time, except that the consent of a participant is required if the participant's existing rights under an outstanding option would be impaired. In addition, to the extent required under applicable tax and securities laws and regulations, the shareholders of the Company must approve any amendment, alteration, or discontinuance of the Directors Plan that would increase the total number of shares reserved under the Directors Plan and in certain other circumstances as the Board may deem advisable to comply with such laws and regulations. In addition, the provisions of the plan governing who is granted options, the number of shares covered by each option, the exercise price, and the period of exercisability and the timing of option grants may not be amended more than once every six months, other than for changes to comply with the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974.

     In the event of a "change in control" of the Company, as defined in the Directors Plan, the vesting of options will automatically accelerate. A "change in control" is defined to include the acquisition of 35% or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then-current Board, and certain mergers or reorganizations or other changes in ownership of the Company's assets or stock effected after May 29, 1996.

     Under the Company's Incentive Plan, nonemployee directors are not eligible to receive options. The Company views stock options as a means of providing incentives to its Board members. In addition, the Company believes it important that directors have meaningful equity ownership in the Company; stock options are one way for directors to obtain such ownership. The reason for creating a nondiscretionary option plan for nonemployee directors and limiting their participation in the Incentive Plan is so that such outside directors will be able to administer the Incentive Plan (and any subsequently approved discretionary stock plans) in the future under rules of the Securities and Exchange Commission.

FEDERAL INCOME TAX CONSEQUENCES

     In general, a nonemployee director should not have taxable income upon the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, the director will generally have ordinary income (and the Company will be entitled to a corresponding deduction) in the amount by which the fair market value of the stock at that time exceeds the purchase price. If shares are held at least one year after the date the director has taxable income from acquiring them, then upon sale of the shares the nonemployee director will have long-term capital gain or loss equal to the difference between the sale price and the fair market value of the shares on the date income is recognized. Under current federal income tax law, long-term capital gain is taxable at a maximum stated rate of 28%, while ordinary income is taxable at a maximum stated rate of 39.67%. In the case of both capital gains and ordinary income, the effective rate of tax may be higher because of various phase out and recapture provisions.

PROPOSAL

     At the Annual Meeting, shareholders will be asked to approve the Directors Plan.

     The following table shows the number of options granted to the Named Executive Officers and certain groups under the Directors Plan during the year ended January 31, 1997, subject to approval of the plan at this Annual Meeting.

                                 PLAN BENEFITS

                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                                                                 NUMBER OF
                                NAME AND POSITION                               OPTIONS(1)
    --------------------------------------------------------------------------  -----------
    Ronald E. Ragland(2)......................................................          0
      Chairman and Chief Executive Officer
    Errol Ekaireb(2)..........................................................          0
      President and Chief Operating Officer
    Jack A. Giles(2)..........................................................          0
      Executive Vice President
    Joseph T. Lee(2)..........................................................          0
      Executive Vice President
    Denny Morgan(2)...........................................................          0
      Executive Vice President
    Executive Officers as a Group(2)..........................................          0
    Non-Executive Director Group(3)...........................................     30,500
    Non-Executive Officer Employee Group(2)...................................          0

---------------
(1) All options granted at fair market value as of date of grant.

(2) This person is an employee of the Company and, therefore, is not eligible to participate in the 1996 Nonemployee Directors Stock Option Plan.

(3) Includes the initial grant in May 1996, subject to shareholder approval, of 10,000 shares to each of Messrs. Corcoran and Gibbs and 3,500 shares to each of Messrs. Horn, Luick and Nash.

RECOMMENDATION

     The Board of Directors believes that the proposal is in the best interest of the Company and its shareholders, and unanimously recommends a vote "FOR" approval of PROPOSAL FOUR -- Approval of 1996 Nonemployee Directors Stock Option Plan. Approval of the Directors Plan requires the affirmative vote of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power is represented.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year to end January 31, 1998. Ernst & Young LLP has been engaged as the Company's auditors since 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented at the Company's 1997 meeting of shareholders must be received by the Secretary of the Company no later than January 5, 1998 in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

San Diego, California
May 5, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                   EXHIBIT A

                                  REMEC, INC.

                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

     1. PURPOSE.

     The purpose of this Plan is to offer Nonemployee Directors of REMEC, Inc. an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company's Common Stock. This Plan provides for the grant of Options to purchase Shares. Options granted hereunder shall be "Nonstatutory Options," and shall not include "incentive stock options" intended to qualify for treatment under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended.

     2. DEFINITIONS.

     As used herein, the following definitions shall apply:

     (a) "Administrator" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in
Section 3.

     (b) "Affiliate" means a parent or subsidiary corporation as defined in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.

     (c) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

     (d) "Change in Control" shall mean the occurrence of any one of the following:

          (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

          (ii) the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

          (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     (f) "Company" shall mean REMEC, Inc., a California corporation.

     (g) "Common Stock" shall mean the Common Stock of the Company.

     (h) "Disability" means permanent and total disability as determined by the Administrator in accordance with the standards set forth in Section 22(e)(3) of the Code.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     (j) "Expiration Date" shall mean the last day of the term of an Option established under Section 6(c).

     (k) "Fair Market Value" means as of any given date (a) the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal; or (b) if the Common Stock is no longer quoted on the Nasdaq National Market but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal.

     (l) "Nonemployee Director" shall mean any person who is a member of the Board but is not an employee of the Company or any Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a director does not in itself constitute employment for purposes of this definition.

     (m) "Option" shall mean a stock option granted pursuant to this Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (n) "Option Agreement" shall mean the written agreement described in
Section 6 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

     (o) "Optionee" shall mean a Nonemployee Director who holds an Option.

     (p) "Plan" shall mean this REMEC, Inc. 1996 Nonemployee Directors Stock Option Plan, as it may be amended from time to time.

     (q) "Section" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

     (r) "Shares" shall mean the shares of Common Stock subject to an Option granted under this Plan.

     (s) "Tax Date" means the date defined in Section 7(c).

     (t) "Termination" means, for purposes of the Plan, with respect to an Optionee, that the Optionee has ceased to be, for any reason, a director of the Company.

     (u) "Window Period" means any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings or such other period as is specified in Rule 16b-3(e) under the Exchange Act, as such rule may be amended from time to time, or any successor to such rule.

     3. ADMINISTRATION.

     (a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee consisting of not fewer than two non-employee directors (as that term is defined in Rule 16(b)(3)(i) of the Exchange Act) (in either case, the "Administrator"). The Administrator shall have no authority, discretion or power to select the Nonemployee Directors who will receive Options hereunder or to set the number of shares to be covered by each Option granted hereunder, the exercise price of such Option, the timing of the grant of such Option or the period within which such Option may be exercised. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Exchange Act. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

     (b) Administrator Determinations Binding. Subject to the limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option and any Option Agreement and may otherwise supervise the administration of the Plan. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Optionees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Option.

     4. ELIGIBILITY.

     Only Nonemployee Directors may receive Options under this Plan.

     5. SHARES SUBJECT TO PLAN.

     (a) Aggregate Number. Subject to Section 9, the total number of shares of Common Stock reserved and available for issuance pursuant to Options under this Plan shall be 200,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 200,000 share limitation. If any Option terminates or expires without being exercised in full, the shares issuable under such Option shall again be available for issuance in connection with other Options. If shares of Common Stock issued pursuant to an Option are repurchased by the Company, such Common Stock shall not again be available for issuance in connection with Options. To the extent the number of shares of Common Stock issued pursuant to an Option is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

     (b) No Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance (as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent) of a stock certificate evidencing such Shares. Subject to Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the date the certificate is issued.

     6. GRANT OF OPTIONS.

     (a) Mandatory Initial Option Grants. Subject to the terms and conditions of this Plan, if any person who is not, and has not been in the preceding twelve months, an officer or employee of the Company and who has not previously been a member of the Board is elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Nonemployee Director an Option to purchase 10,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant. This Section 6(a) shall apply to elections and appointments beginning on and including May 29, 1996 and thereafter.

     (b) Mandatory Annual Option Grants. Subject to the terms and conditions of this Plan, on May 29, 1996 and on the first day of May each year thereafter, the Company shall grant to each such Nonemployee Director then in office (other than a Nonemployee director who received a Grant under Section 6(a) on that date or in the previous six months) an Option to purchase 3,500 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

     (c) Terms; Vesting. Subject to the other provisions of this Plan, each Option granted pursuant to this Plan shall be for a term of four and one half years. Each Option granted under Section 6(a) shall become exercisable 30% at the end of the first year, 30% at the end of the second year and 40% at the end of the third year so that the Option is 100% exercisable at the end of the third year from the date of grant. Options granted under Section 6(b) shall become exercisable daily (based on a 365 day year) beginning on the day after the date of grant so that 30% of the number of Shares covered by such Option are exercisable on the first anniversary of the date of grant, 30% of the number of Shares covered by such Option are exercisable on the second anniversary of the date of grant and 40% of the numbers of Shares covered by such Option are exercisable on the third anniversary of the date of grant so that such Option shall be fully exercisable on the third anniversary of the date such Option was granted.

     (d) Limitation on Other Grants. The Administrator shall have no discretion to grant Options under this Plan other than as set forth in Sections 6(a) and 6(b).

     (e) Option Agreement. As soon as practicable after the grant of an Option, the Optionee and the Company shall enter into a written Option Agreement which specifies the date of grant, the number of Shares, the option price, and the other terms and conditions applicable to the Option.

     (f) Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     (g) Limits on Exercise. Subject to the other provisions of this Plan, an Option shall be exercisable in such amounts as are specified in the Option Agreement.

     (h) Exercise Procedures. To the extent the right to purchase Shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the Optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the Shares, and other applicable amounts, as provided in Section 7.

     (i) Termination. In the event of Termination, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part at any time within three months after the date of Termination (but in no event after the Expiration Date), but not thereafter. Notwithstanding the foregoing, if Termination is due to retirement or to death or Disability, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part by the Optionee in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Option is transferred by will or the laws of descent and distribution, at any time within two years from the date of Termination (but in no event after the Expiration Date).

     7. PAYMENT AND TAXES UPON EXERCISE OF OPTIONS.

     (a) Purchase Price. The purchase price of Shares issued under this Plan shall be paid in full at the time an Option is exercised.

     (b) Delivery of Purchase Price. Optionees may make all or any portion of any payment due to the Company

          (i) upon exercise of an Option, or

          (ii) with respect to federal, state, local or foreign tax payable in connection with the exercise of an Option, by delivery of (x) cash, (y) check, or (z) shares of Common Stock so long as, if applicable, such property constitutes valid consideration for the Common Stock under, and otherwise complies with, applicable law. Exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which Optionees obtain margin loans from brokers to fund the exercise of the Option.

     (c) Tax Withholding. The Optionee shall pay to the Company in cash, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

     A person who has exercised an Option may make an election (i) to tender to the Company previously-owned shares of Common Stock, or (ii) to have shares of Common Stock to be obtained upon exercise of the Option withheld by the Company.

     Any shares tendered to or withheld by the Company will be valued at Fair Market Value on such date. The value of the shares of Common Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

     8. USE OF PROCEEDS.

     Proceeds from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

     9. ADJUSTMENT OF SHARES.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, appropriate adjustments shall be made by the Administrator in the aggregate number and kind of shares of Stock reserved for issuance under the Plan and in the number, kind and exercise price of shares subject to outstanding Options; provided, however, that the number of shares subject to any Option shall always be a whole number.

     10. EFFECT OF CHANGE IN CONTROL.

     In the event of a "Change in Control," any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

     11. NO RIGHT TO DIRECTORSHIP.

     Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.

     12. LEGAL REQUIREMENTS.

     The Company shall not be obligated to offer or sell any Shares upon exercise of any Option unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

     13. DURATION AND AMENDMENTS.

     (a) Duration. The Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until approval of the shareholders of the Company is obtained at the next annual meeting following adoption of the Plan by the Board.

     (b) Amendment and Termination. The Board may amend, alter or discontinue the Plan or any Option, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. No amendment shall require shareholder approval except (i) an increase in the total number of shares reserved for issuance pursuant to Options under the Plan or (ii) to the extent required by laws, rules or regulations or (iii) to the extent the Board otherwise concludes that shareholder approval is advisable.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination hereof, except upon exercise of an Option granted before termination. Termination or amendment of this Plan shall not affect any Shares previously issued and sold or any Option previously granted under this Plan.

     14. RULE 16B-3.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Administrator. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under
Section 16 of the Exchange Act.

Adopted by the Board of Directors: May 29, 1996.

Amended and Restated by the Board of Directors: April 28, 1997.